UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2023

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
    On May 9, 2023, Isabella Bank Corporation (the "Corporation") held its 2023 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the Corporation's Proxy Statement filed with the SEC on March 27, 2023. The certified results of the shareholder vote are as follows:
Proposal 1 - Election of Directors
    The following individuals were elected to serve as directors to hold office until the 2026 Annual Meeting of Shareholders.

Nominee	For	Withhold	Broker Non-Votes
Dr. Jeffrey J. Barnes	3,663,122	117,542	689,987
Melinda M. Coffin	3,629,607	151,057	689,987
Vicki L. Rupp	3,679,284	101,380	689,987
Proposal 2 - Advisory Vote on Executive Compensation
    The Corporation’s shareholders approved by non-binding advisory vote the compensation paid to the Corporation’s named executive officers, as set forth below.

For	Against	Abstain	Broker Non-Votes
3,325,197	312,211	143,256	689,987
Proposal 3 - Frequency of Advisory Vote on Executive Compensation
    The Corporation’s shareholders approved by non-binding advisory vote "every three years" as the frequency of future advisory votes on named executive officers compensation, as set forth below.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
573,288	241,639	2,824,750	140,987	689,987
Proposal 4 - Ratify the Appointment of Rehmann Robson LLC
    The Corporation’s shareholders ratified the appointment of Rehmann Robson LLC as the Corporation's independent registered public accounting firm for 2023, as set forth below.

For	Against	Abstain
4,405,279	21,740	43,632

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 12, 2023	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO